Exhibit 99.1

Brownie’s Marine Group Preannounces Record FY-2021 Revenue of $6.122 Million, Up 52%

Pompano Beach, Florida – January 21, 2022 – Brownie’s Marine Group, Inc. (OTCQB: BWMG), (“BWMG” or the “Company”), a leading developer, manufacturer and distributor of tankless dive equipment, redundant air tank systems and high-pressure air and industrial compressors, today announced certain preliminary unaudited financial results for the Q4-2021 and FY-2021.

●	The company expects Q4-2021 total revenue of approximately $1.900 million, up 104.3% compared with $0.930 million in Q4-2021.

●	The company expects FY-2021 total core revenue of approximately $6.122 million, up 52.5% compared with $4.016 million in core revenue for FY-2020. (FY-2020 core revenue is calculated with the removal of a one-time sale of the BLU3 ventilator program to the U.S. Military for $570,060 during FY-2020).

“We continue to grow revenues throughout all of our business divisions, and especially in the sales of Blu3, Inc.’s Nomad and Nemo recreational units,” said Chris Constable, CEO of Brownie’s Marine Group, Inc. “When we announce our fully audited year-end numbers later in March, we’ll go into further details of the different business units and margins, but for now, we wanted to share with our shareholders the good news about the overall sales numbers.”

“I am proud of our team for pushing ahead in what has been a challenging operating environment for everyone in regard to the various supply chain and logistics issues,” said Robert Carmichael, Chairman of Brownie’s Marine Group, Inc. “We look forward to a prosperous FY-2022 in what will hopefully be a less volatile business environment.”

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., owns and operates a portfolio of companies with a concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has three subsidiaries: Brownie’s Third Lung; BLU3, Inc.; and LW Americas. The Company is headquartered in Pompano Beach, Florida.

For more information, visit: www.BrowniesMarineGroup.com.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2021, and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.

Contact Information: (954)-462-5570

investors@browniesmarinegroup.com

Investor Relations: Hayden IR

Contact: Brett Maas (646) 536-7331

brett@haydenir.com